UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934 (the "Act")

May 20, 2008
(Date of earliest event reported)

GEOGLOBAL RESOURCES INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-32158 (Commission File Number)	33-0464753 (I.R.S. Employer Identification No.)

310, 605 – 1st Street S.W.
Calgary, Alberta, Canada T2P 3S9
(Address of principal executive offices)

Telephone Number (403) 777-9250
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or address, if changed since last report)

Section 2 – Financial Information

Item 2.02.  Results of Operations and Financial Condition.

As more fully disclosed below in Item 4.02(a), on May 27, 2008, we issued a press release, attached hereto as Exhibit 99.1, announcing that preliminary estimates of certain financial statement items for the quarter ended March 31, 2008 (unaudited):

US $ (Nearest 100,000) )
Current assets	44,700,000
Restricted cash	4,900,000
Current liabilities	(4,100,000)
Additions to oil & gas interests – not subject to depletion	1,800,000

Net loss and comprehensive loss	(700,000)
Net loss per share – basic and diluted	(0.01)

The press release further announced that, by reason of our need to restate certain previous financial statements, we would not be able to file our Annual Report on Form 10-K for the year ended December 31, 2007 when due on April 1, 2008 and subsequently, would not be able to file our quarter report on Form 10-Q for the quarter ended March 31, 2008.

Section 3 – Securities and Trading Markets

Item 3.01.  Notice of De-listing or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           We failed to file with the Securities and Exchange Commission when due on May 12, 2008 our quarter report on Form 10-Q for the period ended March 31, 2008 (the “Quarter Report”).  On May 20, 2008, we received a letter from the American Stock Exchange LLC (the “Exchange”) notifying us that, as required by Sections 134 and 1101 of the Amex Company Guide, the timely and complete filing of the Quarter Report is a condition to the continued listing of our Common Stock on the Exchange.  The Exchange further advised us that our failure to file the Quarter Report is a material violation of our listing agreement with the Exchange and therefore, under Section 1003(d) of the Amex Company Guide, the Exchange is authorized to suspend and, unless prompt corrective action is taken, remove our Common Stock from the Exchange listing.

We are not required at this time to submit an additional plan of compliance in connection with the deficiency of the filing of the quarterly report Form 10-Q.  The Company's Plan of compliance, as accepted by the Exchange on April 30, 2008 demonstrates the ability of GeoGlobal to regain compliance with its filing obligations by July 1, 2008.

As a result of the foregoing, and the Company's delinquent Form 10-K for the year ended December 31, 2007, the Company remains subject to the procedures and requirements for Section 1009 of the Company Guide.  We intend to file the Form 10-K for the year ended December 31, 2007 on or before June 2, 2008 and then intend to file the Form 10-Q for the period ended March 31, 2008 promptly thereafter, thereby bringing us into compliance with Sections 134 and 1101 of the Amex Company Guide.

(b)              On May 12, 2008, we notified the Exchange that we would not file the Quarter Report when due on May 12, 2008, resulting in us being in non-compliance with our listing agreement with the Exchange.  Reference is made to Item 3.01(a) of this Current Report for a description of the action we intend to take in response to our notice given to the Exchange of our non-compliance.

Section 8 – Other Events

Item 8.01.  Other Events

On May 27, 2008, we issued a press release stating, among other things, that, because we failed to file the Quarter Report when due, we had received a letter from the Exchange notifying us that we are not in compliance with certain sections of the Amex Company Guide and are in violation of our listing agreement with the Exchange.  The press release was issued in compliance with the letter from the Exchange and the Amex Company Guide.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(a)	Press release dated May 27, 2008 announcing receipt of letter from American Stock Exchange LLC.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:
May 27, 2008

GEOGLOBAL RESOURCES INC.
(Registrant)

/s/ Allan J. Kent
Allan J. Kent
Executive VP & CFO